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                            CONECTIV MID-MERIT, INC.

                                     B.38.1

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CONECTIV BRANDS, INC.



                             Pursuant to Section 241

                         Of the General Corporation Law

                            Of the State of Delaware

         The undersigned, Senior Vice President and Assistant Secretary of Conectiv Brands, Inc. (the "Company"), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware do hereby certify that the following resolution was submitted to, approved and adopted by Unanimous Written Consent of the Board of Directors of the Company pursuant to
Section 141 of the General Corporation Law of the State of Delaware, all in accordance with Section 241 of the General Corporation Law of the State of
Delaware:

NAME CHANGE OF THE COMPANY

         RESOLVED, That the Certificate of Incorporation of the Company be, and hereby is, amended by deleting the title and the first paragraph defining the name of the Company and substituting in lieu thereof the following:

                          "CERTIFICATE OF INCORPORATION

                                       OF

                            CONECTIV MID-MERIT, INC."

FIRST:  The name of the Corporation is Conectiv Mid-Merit, Inc.


IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its Senior Vice President and attested to by its Assistant Secretary this ____ day of June, 2000.

                                        By:
                                           -------------------------------------
                                           Barbara S. Graham, Sr. Vice President

Attest:


By:
   ---------------------------------
   Nina J. Clements, Asst. Secretary